Exhibit 99.1

Syntec Optics Announces Pricing of $20 Million Underwritten Public Offering of Common Stock

ROCHESTER, NEW YORK, April 28, 2026 (GLOBE NEWSWIRE) — Syntec Optics Holdings, Inc. (Nasdaq: OPTX) (“Syntec Optics”, “Syntec”, or the “Company”), a leading provider of technology to defense tech and other vibrant end-markets, today announced the pricing of an underwritten public offering of 2,857,142 shares of its common stock at a public offering price of $7.00 per share.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering.

In addition, the Company granted the underwriter a 30-day option to purchase up to 428,571 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

The offering is expected to close on or about April 30, 2026, subject to the satisfaction of customary closing conditions. The gross proceeds of the offering are expected to be approximately $20 million, prior to deducting underwriting discounts and commissions and offering expenses and excluding any exercise of the option to purchase additional shares. The Company intends to use the net proceeds from the offering to acquire or invest in complementary businesses, technologies, products or assets and for working capital, capital expenditures and to optimize the Company’s capital structure including potential repayment of indebtedness.

The shares of common stock described above are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-295335) that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on April 28, 2026. The offering is being made only by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC. Electronic copies of the preliminary prospectus and, when available, copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Syntec Optics

Syntec Optics Holdings, Inc. (Nasdaq: OPTX), headquartered in Rochester, NY, is one of the largest custom and diverse end-market optics and photonics manufacturers in the United States. Operating for over two decades, Syntec Optics runs a state-of-the-art facility with extensive core capabilities of various optics manufacturing processes, both horizontally and vertically integrated, to provide a competitive advantage for mission-critical OEMs. As more products become light-enabled, Syntec Optics continues to add new product lines, including recent Low Earth Orbit (LEO) satellite optics for communications, lightweight night-vision goggle optics for defense, biomedical optics for diagnostics and surgery, and data center optics for Artificial Intelligence. According to SPIE, across the entire field of optics and photonics, the monetary value of all light-enabled products and related services amounts to over 15% of worldwide economic output (nearly $16 trillion of the total $106 trillion value of all finished goods and services produced worldwide in 2023). To learn more, visit www.syntecoptics.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to the completion of the public offering, the satisfaction of customary closing conditions related to the public offering, and the intended use of net proceeds from the public offering, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the control of Syntec Optics), which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Syntec Optics and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration statement on Form S-1 (File No. 333-295335) filed with the SEC. This filing identifies and addresses other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Syntec Optics does not give any assurance that Syntec Optics will achieve its expected results. Syntec Optics does not undertake any duty to update these forward-looking statements except as otherwise required by law.

For further information, please contact:

Investor Relations

InvestorRelations@syntecoptics.com